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                            IGEN INTERNATIONAL, INC.
                                    FORM 10-Q

                       FOR THE QUARTER ENDED JUNE 30, 2000

                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     THREE MONTHS ENDED
                                                                         JUNE 30,
                                                                     2000            1999
                                                                 --------        --------
Weighted average number of common shares outstanding               15,589          15,366
                                                                 --------        --------

Net loss                                                         $ (5,131)       $ (5,073)

Plus accrued Series B convertible preferred stock dividend           (542)           (520)
                                                                 --------        --------
Net loss attributed to common shareholders                       $ (5,673)       $ (5,593)
                                                                 ========        ========

Net loss per share - basic and diluted                           $  (0.36)       $  (0.36)
                                                                 ========        ========

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